Filed pursuant to Rule 424(b)(5)
Registration No. 333-203534

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 4, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated July 2, 2015)

             Shares

Common Stock

We are offering              shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the NASDAQ Capital Market under the symbol “RILY.” On May 3, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $10.15 per share.

Certain of our officers and directors, including Bryant R. Riley, our Chairman and Chief Executive Officer, and certain of his affiliates, may participate in this offering. We anticipate that such persons will purchase in the aggregate approximately              of the shares offered hereby.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 1 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Commissions	$	$
Proceeds to B. Riley Financial, Inc. before expenses	$	$

The shares of common stock are being offered on a best efforts basis through the underwriter named below. Because the offering is on a best efforts basis, there is no minimum number of shares of common stock, but the underwriter will use its best efforts to sell all of the shares of common stock being offered. The offering is not contingent upon the occurrence of any event or the sale of a minimum number of shares of common stock.

Except as described in “Underwriting (Conflict of Interest),” delivery of the shares of common stock is expected to be made on or about May     , 2016. We have granted the underwriter an option for a period of 30 days to sell an additional              shares of our common stock to the extent the underwriter sells more than              shares of common stock.

Merriman Capital, Inc. is acting as the qualified independent underwriter in connection with this offering and will be paid a fee in addition to any compensation received by the underwriter.

The underwriter expects to deliver the common stock against payment in immediately available funds on or about May     , 2016.

B. Riley & Co., LLC

Prospectus Supplement dated May     , 2016

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein. Neither we nor the underwriter have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “BRF,” “B. Riley,” “we,” “us” or “our” refer to the combined business of B. Riley Financial, Inc. and its consolidated subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of the risks involved in investing in our securities.

B. Riley Financial, Inc.

Our Business

B. Riley provides collaborative financial services and solutions through a number of its subsidiaries. B. Riley & Co., LLC is a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients. Great American Group, LLC is a leading provider of advisory and valuation services, and asset disposition and auction solutions to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms. B. Riley Capital Management, LLC is an SEC registered Investment Advisor, which includes B. Riley Asset Management, a provider of investment products to institutional and high net worth investors, and B. Riley Wealth Management (formerly MK Capital Advisors), a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and Great American Capital Partners, LLC, a provider of senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies. B. Riley is headquartered in Los Angeles with offices in offices in New York, Boston, Chicago, Charlotte, Dallas, San Francisco and other cities throughout the United States and Europe.

Proposed Acquisition of United Online, Inc.

Overview of the Acquisition

On May 4, 2016, B. Riley Financial, Inc. (“BRF”) entered into an Agreement and Plan of Merger, with Unify Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of B. Riley (“Merger Sub”), and United Online, Inc., a Delaware corporation (“UOL”), pursuant to which Merger Sub will merge with and into UOL (the “Merger”), with UOL surviving as a wholly-owned subsidiary of BRF. See “—Terms of Acquisition and Related Financing Transaction—Agreement and Plan of Merger.” Since the completion of the acquisition of UOL is subject to various conditions, it is not certain that we will acquire UOL within the expected timeframe or at all. Failure to complete the acquisition of UOL could adversely affect our stock price and our future business or financial results and would affect the use of proceeds from this offering. See “Risk Factors—Risks Related to the Proposed Acquisition of UOL” and “Use of Proceeds”.

Overview of UOL’s Business

UOL, through its operating subsidiaries, provides consumer services and products over the Internet under a number of brands, including NetZero and Juno.

UOL is a Delaware corporation, headquartered in Woodland Hills, California, that commenced operations in 2001 following the merger of dial-up Internet access providers NetZero, Inc. (“NetZero”) and Juno Online Services, Inc. (“Juno”). UOL has historically reported its businesses in three segments: (i) Communications, (ii) Commerce and Loyalty and (iii) Social Media. On April 19, 2016, UOL completed the sale of all of the stock of its wholly-owned subsidiary, MyPoints.com, Inc., which constituted the entirety of UOL’s Commerce and Loyalty segment. On March 31, 2016, UOL entered into a share purchase agreement regarding the sale of UOL’s European social media business, which constitutes UOL’s entire Social Media segment as of the date of this offering.

UOL’s principal Communications pay service is Internet access, offered under the NetZero and Juno brands. Internet access includes dial-up service, mobile broadband and digital subscriber line (“DSL”). UOL also offers email, Internet security, web hosting services, and other services. In total, UOL had 403,000 Communications pay accounts at December 31, 2015, of which 229,000 were Internet access pay accounts and 174,000 were pay accounts subscribed to UOL’s other Communications services, including email, Internet security and web hosting services. The majority of UOL’s Communications revenues are derived from dial-up Internet access, DSL and other Communications services. In addition, UOL’s Communications services generate advertising revenues from search placements, display advertisements and online market research associated with UOL’s Internet access and email services.

UOL’s Internet access services consist of dial-up, mobile broadband and, to a much lesser extent, DSL services. UOL’s dial-up Internet access services are provided on both a free and pay basis, with the free services subject to hourly and other limitations. UOL’s accelerated dial-up Internet access services are also bundled with additional benefits, including antivirus software and enhanced email storage, although UOL also offers each of these features and certain other value-added features as stand-alone pay services. UOL’s dial-up Internet access services are available in more than 12,000 cities across the U.S. and Canada.

In 2012, UOL began offering mobile broadband service as part of a wholesale agreement with Clearwire, subsequently acquired by Sprint Nextel Corporation, now Sprint Corporation. In November 2015, service under the Clearwire agreement was discontinued. In November 2014, UOL expanded coverage to include the Sprint 4G LTE network. UOL offers consumers the option to access the service by purchasing either a USB modem to connect a single device such as a PC or a Mac® computer, a personal hotspot or a hotspot-enabled tablet, both of which can connect multiple Wi-Fi enabled devices simultaneously. USB modem, hotspot and hotspot-enabled tablet customers are able to connect to UOL’s mobile broadband service using a variety of devices, including a PC, Mac® computer, iPad® mobile digital device and other tablets, netbooks and smartphones. UOL’s mobile broadband service is generally available for use in the home, at the office or on the go by customers across the United States.

Strategic Rationale

We believe that the proposed acquisition will allow BRF stockholders to benefit from UOL’s highly predictable revenue, earnings before interest, taxes, depreciation and amortization (EBITDA) and free cash flow. We intend to operate the acquired businesses of UOL to maximize free cash flow for distribution to BRF stockholders and will contemplate an eventual wind-down of such acquired assets or an exit through a sale, depending on business trends and market conditions.

Terms of Acquisition and Financing

Agreement and Plan of Merger

On May 4, 2016, BRF entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Merger Sub and UOL, pursuant to which Merger Sub will merge with and into UOL, with UOL as the surviving corporation.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of UOL common stock, par value $0.0001 per share (“UOL Common Stock”), excluding treasury and dissenting shares, will be converted into the right to receive $11.00 in cash (the “Per Share Merger Consideration”).

At the Effective Time, each outstanding option to acquire UOL Common Stock, whether vested or unvested, will be cancelled and will entitle the holder of such option to receive an amount in cash, less applicable tax withholdings, equal to the product of (i) the number of shares of UOL Common Stock underlying such option and (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such option. At the Effective Time, each outstanding award of restricted stock units under UOL’s stock plans (each, a “UOL RSU Award”) whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash less applicable tax withholdings, equal to the product of (a) the Per Share Merger Consideration, and (b) the number of shares of UOL Common Stock underlying such UOL RSU Award immediately prior to the Effective Time.

BRF and UOL have made customary representations, warranties and covenants in the Merger Agreement for a transaction of this nature. Subject to certain exceptions, BRF and UOL have agreed to use their respective commercially reasonable efforts to obtain necessary regulatory approvals and to do or cause to be done all things necessary, proper or advisable to cause the conditions to the Merger to be satisfied and to consummate the Merger. In addition, UOL has agreed, among other things, to covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) facilitating UOL’s stockholders’ consideration of, and voting upon, the adoption of the Merger Agreement and certain related matters, as applicable, (iii) the recommendation by the board of directors of UOL (the “UOL Board”) in favor of the adoption by UOL’s stockholders of the Merger Agreement and certain related matters, as applicable, (iv) consummating the sale of UOL’s and Social Media segments and (v) non-solicitation obligations relating to alternative business combination transactions, subject to certain exceptions to allow the UOL Board to exercise its fiduciary duties as set forth in the Merger Agreement.

Consummation of the Merger is subject to certain closing conditions, including: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of UOL Common Stock as of the applicable record date and (ii) the absence of any law or order prohibiting the Merger or the other transactions contemplated by the Merger Agreement or related agreements. The obligation of each party to consummate the Merger is also conditioned upon the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and the other party’s performance in all material respects of its obligations contained in the Merger Agreement.

The Merger Agreement contains certain termination rights for both BRF and UOL, including if (i) the consummation of the Merger is legally prohibited or enjoined, (ii) the Merger is not consummated by September 30, 2016, (iii) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied, or (iv) the approval of UOL’s stockholders is not obtained. Subject to certain conditions, UOL may terminate the Merger Agreement prior to stockholder approval of the Merger to enter into a transaction which constitutes a superior proposal. Upon termination of the Merger Agreement under specified circumstances, UOL may be required to pay BRF a termination fee of $2,652,000.

Financing

We estimate our cash requirements in connection with the acquisition of UOL to be approximately $ million. We expect to use the net proceeds from this offering, together with the proceeds from an anticipated senior secured credit facility collateralized by the assets of UOL and/or cash on hand, to fund the payment of the Per Share Merger Consideration in connection with the acquisition of UOL and to pay related fees and expenses. The obligation of BRF to consummate the transaction is not conditioned on the availability or existence of such debt financing.

If the acquisition of UOL is not completed, we will use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds”. The acquisition of UOL and the above referenced financing transaction are referred to elsewhere herein as the “Transactions”.

Update

We estimate that our adjusted EBITDA for the seven months ended July 31, 2016 to range between $9 million $13 million and our operating income for that period to range between $8.15 million and $12.15 million. See Annex A to this prospectus. There can be no assurances that we will achieve adjusted EBITDA or net income within these ranges. For a discussion of factors that could cause our results to differ materially, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 1 of the accompanying prospectus and “Cautionary Note Regarding Forward-Looking Statements”.

Certain Relationships

Certain of our officers and directors, including Bryant R. Riley, our Chairman and Chief Executive Officer, and certain of his affiliates, may participate in this offering, subject to any required approvals. We anticipate that such persons will purchase in the aggregate approximately          of the shares offered hereby. The acquisition of shares by certain of these officers and directors and their affiliates may not close until on or about the closing of the acquisition of UOL.

Our Corporate Information

We are a Delaware corporation. Our executive offices are located at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California 91367, and the telephone number at our principal executive office is (818) 884-3737. Our website addresses are http://www.greatamerican.com and http://www.brileyfin.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

The Offering

Issuer	B. Riley Financial, Inc.

Common stock offered by us	shares of common stock (or shares of common stock if the underwriter exercises its option to sell additional shares in full).

Common stock outstanding after this offering	shares of common stock (or shares of common stock if the underwriter exercises its option to sell additional shares in full).

Option to Sell Additional Shares	shares of common stock

Use of proceeds	We expect the net proceeds from the sale of the shares offered hereby will be approximately $ million (or $ million if the underwriter exercises its option to sell additional shares in full) after deducting underwriting commissions, as described in “Underwriting (Conflict of Interest),” and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the shares offered hereby to fund, together with the proceeds from an anticipated senior secured credit facility collateralized by the assets of UOL and/or cash on hand, the cash consideration payable to the UOL stockholders in connection with our proposed acquisition thereof and to pay related fees and expenses. In the event that the acquisition of UOL is not consummated, we intend to use the net proceeds from the sale of the shares offered hereby for general corporate purposes, including the acquisition of or investment in other businesses, services and technologies and other general corporate expenses. Pending such uses, we intend to invest the net proceeds in short-term, investment grade securities. See “Use of Proceeds” on page S-27 of this prospectus supplement.

NASDAQ Capital Market symbol	“RILY”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 1 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Conflict of Interest

B. Riley & Co., LLC, the underwriter in this offering, is an affiliate of BRF. Therefore, B. Riley & Co., LLC has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121(a)(2), which requires that a “qualified independent underwriter” as defined in FINRA Rule 5121(f)(5), participate in the preparation of the registration statement and prospectus and exercise its usual standards of due diligence in respect thereto. Merriman Capital, Inc. is assuming the responsibilities of acting as the qualified independent underwriter in this offering and is undertaking the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), specifically including those inherent in Section 11 of the Securities Act. See “Underwriting (Conflict of Interest).”

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 16,614,786 shares of common stock outstanding as of April 30 and excludes, as of that date:

•	2,729,236 shares of common stock available for future grant under our Amended and Restated 2009 Stock Incentive Plan; and

•	322,997 shares of common stock issuable upon the vesting and settlement of restricted stock units.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and the risk factors specific to UOL’s business that will also affect B. Riley after the Merger, set forth in UOL’s Annual Report on Form 10-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.

Risks Related to the Proposed Acquisition of UOL

The proposed acquisition of UOL may not be completed within the expected timeframe, or at all, and the failure to complete such acquisition could adversely affect our stock price and our future business and financial results.

On May 4, 2016, BRF entered into the Merger Agreement with UOL. The Merger Agreement is subject to numerous closing conditions beyond our control, and there is no guarantee that these conditions will be satisfied in a timely manner or at all. If any of the conditions to the proposed acquisition are not satisfied (or waived by the other party), we may not complete the acquisition or realize the anticipated benefits thereof. Disputes regarding interpretations of the Merger Agreement could also delay or prevent the closing. In addition, the market price of our common stock may reflect various market assumptions as to whether and when the proposed acquisition will occur. Consequently, the failure to complete the acquisition within the expected timeframe, or at all, could result in a significant change in the market price of our common stock and could adversely affect our future business and financial results.

The offering of common stock pursuant to this prospectus supplement is not conditioned on the completion of the proposed acquisition.

The offering of common stock pursuant to this prospectus supplement is not conditioned on completion of the proposed acquisition. Although certain information contained in this prospectus supplement generally assumes the completion of the acquisition, we cannot assure you that the acquisition will be consummated on the terms described in this prospectus supplement or at all. If we do not complete the proposed acquisition, we will retain broad discretion to use the net proceeds from this offering of common stock for general corporate purposes, including the acquisition of or investment in other businesses, services and technologies that are complementary to our own and other general corporate expenses.

We may experience difficulties in realizing the expected benefits of the proposed acquisition.

Our ability to achieve the benefits we anticipate from the proposed acquisition will depend in large part upon whether we are able to achieve expected cost savings, manage UOL’s business and execute our strategy in an efficient and effective manner. Because the businesses of UOL and B. Riley differ, we may not be able to manage UOL’s business smoothly or successfully and the process of achieving expected cost savings may take longer than expected. If we are unable to successfully manage the operations of UOL’s business, we may be unable to realize the cost savings and other anticipated benefits we expect to achieve as a result of the proposed acquisition. As a result, our business and results of operations could be adversely affected and the market price of our common stock could be negatively impacted.

The announcement and pendency of the proposed acquisition may cause disruptions in UOL’s business, which could have an adverse effect on our business, financial condition or results of operations following completion of the acquisition.

The announcement and pendency of the proposed acquisition could cause disruptions in the business of UOL. Specifically:

•	current and prospective employees of UOL may experience uncertainty about their future roles with B. Riley, which might adversely affect the ability of UOL to retain key personnel and attract new personnel;

•	current and prospective customers of UOL may experience uncertainty about the ability of UOL to meet their needs, which might cause customers to seek other suppliers for the products and services provided by UOL; and

•	management’s attention may be focused on the acquisition, which may divert management’s attention from the core business of UOL and other opportunities that could have been beneficial to UOL.

This could have an adverse effect on the business, financial condition or results of operations of UOL prior to the completion of the acquisition and on us following the completion of the acquisition. These disruptions to UOL’s business could be exacerbated by a delay in the completion of the acquisition.

The historical and unaudited pro forma financial information included elsewhere in this prospectus supplement may not be representative of our results as a combined company after the acquisition, and accordingly, you have limited financial information on which to evaluate the combined company and your investment decision.

We and UOL have no prior history as a combined entity and our operations have not previously been managed on a combined basis. The pro forma financial information, which was prepared in accordance with Article 11 of the SEC’s Regulation S-X, is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the acquisition been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The pro forma financial information does not reflect future nonrecurring charges resulting from the acquisition. The unaudited pro forma financial information does not reflect future events that may occur after the acquisition, including the potential realization of operating cost savings or restructuring activities or other costs related to the planned integration of UOL, and does not consider potential impacts of current market conditions on revenues, expense efficiencies or asset dispositions. The pro forma financial information presented in this prospectus supplement is based in part on certain assumptions regarding the acquisition that we believe are reasonable under the circumstances. We cannot assure you that our assumptions will prove to be accurate over time.

UOL may have liabilities that are not known, probable or estimable at this time.

As a result of the acquisition, UOL will become our subsidiary. There could be unasserted claims or assessments that we failed or were unable to discover or identify in the course of performing due diligence investigations of UOL. In addition, there may be liabilities that are neither probable nor estimable at this time which may become probable and estimable in the future. Any such liabilities, individually or in the aggregate, could have a material adverse effect on B. Riley or its prospects. We may learn additional information about UOL that adversely affects us, such as unknown, unasserted or contingent liabilities and issues relating to compliance with applicable laws.

We expect to incur additional indebtedness to complete the proposed acquisition of UOL, which may have a material adverse effect on our financial condition, results of operations and our ability to make distributions to our stockholders.

We expect to use the net proceeds from this offering, together with the proceeds from an anticipated senior secured credit facility collateralized by all of the assets of UOL and/or cash on hand to fund, in part, the payment of the Per Share Merger Consideration in connection with the acquisition of UOL and to pay related fees and expenses. The obligation of BRF to consummate the transaction is not conditioned on the availability or existence of such debt financing. The incurrence of indebtedness to fund the payment of a portion of the Per Share Merger Consideration may have a material adverse effect on our financial condition, results of operations and our ability to make distributions to our stockholders

Our debt service obligations may adversely affect our cash flow.

We expect to secure debt financing in connection with the proposed acquisition. Such indebtedness would increase the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flow to pay the interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If we are unable to generate sufficient cash flow to pay the interest on our debt, we may have to delay or curtail our operations.

Our ability to generate cash flows from operations and to make scheduled payments on our indebtedness will depend on our future financial performance. Our future financial performance will be affected by a range of economic, competitive and business factors that we cannot control. A significant reduction in operating cash flows resulting from changes in economic conditions, increased competition or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to service our debt and other obligations. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. These alternative strategies may not be affected on satisfactory terms, if at all, and they may not yield sufficient funds to make required payments on our indebtedness.

If, for any reason, we are unable to meet our debt service and repayment obligations, we would be in default under the terms of the agreements governing our debt, which would allow our creditors at that time to declare certain outstanding indebtedness to be due and payable, which would in turn trigger cross acceleration or cross default rights between the relevant agreements. In addition, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on our indebtedness. If the amounts outstanding under any of our indebtedness were to be accelerated, our assets may not be sufficient to repay in full the money owed to the lenders or to our other debt holders.

The stock prices of B. Riley may be adversely affected if the Merger is not completed.

If the Merger is not completed, the price of our common stock may decline to the extent that the current market prices of our common stock reflect a market assumption that the Merger will be completed.

Risks Related to Our Business Following the Proposed Acquisition of UOL

After consummation of the proposed acquisition of UOL, we will compete against large companies, many of whom have significantly more financial and marketing resources, and after consummation of the proposed acquisition of UOL, B. Riley’s business will suffer if it is unable to compete successfully.

After consummation of the proposed acquisition of UOL, we will compete with numerous providers of broadband, mobile broadband and DSL services, as well as other dial-up Internet access providers, many of whom are large and have significantly more financial and marketing resources. The principal competitors for UOL’s mobile broadband and DSL services include, among others, local exchange carriers, wireless and satellite service providers, and cable service providers. These competitors include established providers such as AT&T, Verizon, Sprint, and T-Mobile. UOL’s principal dial-up Internet access competitors include established online service and content providers, such as AOL and MSN, and independent national Internet service providers, such as EarthLink and its PeoplePC subsidiary. Dial-up Internet access services do not compete favorably with broadband services with respect to connection speed and do not have a significant, if any, price advantage over certain broadband services. In addition, there are a number of mobile virtual network operators, some of which focus on pricing as their main selling point. Certain portions of the U.S., primarily rural areas, currently have limited or no access to broadband services. However, the U.S. government has indicated its intention to facilitate the provision of broadband services to such areas. Such expansion of the availability of broadband services will increase the competition for Internet access subscribers in such areas and will likely adversely affect the UOL business after consummation of the proposed acquisition. In addition to competition from broadband, mobile broadband, and DSL providers, competition among dial-up Internet access service providers is intense and neither UOL’s pricing nor the features of UOL’s services provides us with a significant competitive advantage, if any, over certain of UOL’s dial-up Internet access competitors. We expect that competition, particularly with respect to price, for broadband, mobile broadband, and DSL services, as well as dial-up Internet access services, will continue and may materially and adversely impact B. Riley’s business, financial condition, results of operations, and cash flows after consummation of the proposed acquisition.

After consummation of the proposed acquisition of UOL, dial-up and DSL pay accounts may decline faster than expected and adversely impact our business.

A significant portion of UOL’s current Communications segment revenues and profits come from dial-up Internet and DSL access services and related services and advertising revenues. UOL’s dial-up and DSL Internet access pay accounts and revenues have been declining and are expected to continue to decline due to the continued maturation of the market for dial-up and DSL Internet access, competitive pressures in the industry and limited sales efforts. Consumers continue to migrate to broadband access, primarily due to the faster connection and download speeds provided by broadband access. Advanced applications such as online gaming, music downloads and videos require greater bandwidth for optimal performance, which adds to the demand for broadband access. The pricing for basic broadband services has been declining as well, making it a more viable option for consumers. In addition, the popularity of accessing the Internet through tablets and mobile devices has been growing and may accelerate the migration of consumers away from dial-up Internet access. The number of dial-up Internet access pay accounts has been adversely impacted by both a decrease in the number of new pay accounts signing up for UOL’s services, as well as the impact of subscribers canceling their accounts, which we refer to as “churn.” Churn has increased from time to time and may increase in the future. If we experience a higher than expected level of churn, it will make it more difficult for us to increase or maintain the number of pay accounts, which could adversely affect our business, financial condition, results of operations, and cash flows after the proposed transaction.

We expect UOL’s dial-up and DSL Internet access pay accounts to continue to decline after the proposed transaction. As a result, related services revenues and the profitability of this segment may decline. The rate of decline in these revenues may continue to accelerate.

We may not be able to consistently make a high level of expense reductions in the future. Continued declines in revenues relating to the UOL business, particularly if such declines accelerate, will materially and adversely impact the profitability of this business.

Government regulations could adversely affect our business or force us to change our business practices.

The services that will be provided by the UOL business after consummation of the proposed acquisition will be subject to varying degrees of federal, state and local regulation.

After the proposed transaction, we, through UOL, will resell broadband Internet access services offered by other parties pursuant to wholesale agreements with those providers. In an order released in March 2015, the Federal Communications Commission (the “FCC”) classified retail broadband Internet access services as telecommunications services subject to regulation under Title II of the Communications Act. That ruling is subject to a pending appeal. The classification of retail broadband Internet access services as telecommunications services means that providers of these services are subject to the general requirement that their charges, practices and classifications for telecommunications services be “just and reasonable,” and that they refrain from engaging in any “unjust or unreasonable discrimination” with respect to their charges, practices or classifications. However, the FCC has not determined what, if any, regulations will apply to wholesale broadband Internet access services, and it is uncertain whether it will adopt requirements that will be favorable or unfavorable to us upon completion of the proposed acquisition. It is also possible that the classification of retail broadband Internet access services will be overturned on appeal, that Congress will adopt legislation reversing that decision, or that a future FCC will reverse that decision.

Broadband Internet access is also currently classified as an “information service.” While current policy exempts broadband Internet access services (but not all broadband services) from contributing to the Universal Service Fund (“USF”), Congress and the FCC may consider expanding the USF contribution base to include broadband Internet access services. If broadband Internet access providers become subject to USF contribution obligations, they would likely impose a USF surcharge on end users. Such a surcharge will raise the effective cost of our broadband services to UOL’s customers, which could adversely affect customer satisfaction and have an adverse impact on our revenues and profitability after consummation of the proposed acquisition.

Failure to make proper payments for federal USF contributions, FCC regulatory fees or other amounts mandated by federal and state regulations; failure to maintain proper state tariffs and certifications; failure to comply with federal, state or local laws and regulations; failure to obtain and maintain required licenses, franchises and permits; imposition of burdensome license, franchise or permit requirements for us to operate in public rights-of-way; and imposition of new burdensome or adverse regulatory requirements could limit the types of services we provide or the terms on which we provide these services.

We cannot predict the outcome of any ongoing legislative initiatives or administrative or judicial proceedings or their potential impact upon the communications and information technology industries generally or upon the UOL business specifically.

The FCC and some states require us to obtain prior approval of certain major merger and acquisition transactions, such as the acquisition of control of another telecommunications carrier. Delays in obtaining such approvals could affect our ability to close proposed transactions in a timely manner, and could increase our costs and increase the risk of non-consummation of some transactions.

Failure to increase or maintain the number of subscribers for UOL’s services after consummation of the proposed acquisition could have a negative impact on advertising revenues and profitability.

UOL’s services currently generate advertising revenues from search placements, display advertisements and online market research associated with Internet access and email services. Our successful operation and management of UOL after consummation of the proposed acquisition, including the ability to generate advertising revenues for UOL’s services, will depend in part upon our ability to increase or maintain the number of subscribers for UOL’s services. A decline in the number of subscribers using UOL’s services could result in decreased advertising revenues, and decreases in advertising revenues would adversely impact our profitability after the proposed transaction. The failure to increase or maintain the number of subscribers for UOL’s services could have a material adverse effect on advertising revenues and our profitability.

Interruption or failure of the network, information systems or other technologies essential to the UOL business could impair our ability to provide services relating to the UOL business after consummation of the proposed acquisition, which could damage our reputation and harm our operating results.

Our successful operation of the UOL business after consummation of the proposed acquisition will depend on our ability to provide reliable service. Many of UOL’s products are supported by data centers. UOL’s network, data centers, central offices and those of UOL’s third-party service providers are vulnerable to damage or interruption from fires, earthquakes, hurricanes, tornados, floods and other natural disasters, terrorist attacks, power loss, capacity limitations, telecommunications failures, software and hardware defects or malfunctions, break ins, sabotage and vandalism, human error and other disruptions that are beyond our control. Some of the systems serving the UOL business are not fully redundant, and our disaster recovery or business continuity planning may not be adequate. The UOL business could also experience interruptions due to cable damage, theft of equipment, power outages, inclement weather and service failures of third-party service providers. The occurrence of any disruption or system failure or other significant disruption to business continuity following the proposed acquisition may result in a loss of business, increase expenses, damage to reputation for providing reliable service, subject us to additional regulatory scrutiny or expose us to litigation and possible financial losses, any of which could adversely affect our business, results of operations and cash flows after consummation of the proposed acquisition.

We may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future.

From time to time third parties have alleged that UOL infringes on their intellectual property rights, including patent rights, and we expect to be subject to such claims after consummation of the proposed acquisition. We may be unaware of filed patent applications and of issued patents that could be related to the products and services acquired in the proposed acquisition. These claims are often made by patent holding companies that are not operating companies. The alleging parties generally seek royalty payments for prior use as well as future royalty streams. Defending against disputes, litigation or other legal proceedings, whether or not meritorious, may involve significant expense and diversion of management’s attention and resources from other matters. Due to the inherent uncertainties of litigation, we may not prevail in these actions.

Both the costs of defending lawsuits and any settlements or judgments against us could adversely affect our results of operations and cash flows after consummation of the proposed acquisition.

We may not be able to protect our intellectual property.

We regard UOL’s trademarks as valuable assets to our business after consummation of the proposed acquisition. In particular, we believe the strength of these brands among existing and potential customers is important to the success of the UOL business. Additionally, UOL’s service marks, proprietary technologies, domain names and similar intellectual property are also important to the success of our business after consummation of the proposed acquisition. UOL principally relies upon trademark law as well as contractual restrictions to establish and protect its technology and proprietary rights and information. UOL requires, and we intend to continue to require, employees and consultants and, when possible, suppliers and distributors to sign confidentiality agreements, and UOL generally controls access to, and distribution of, its technologies, documentation and other proprietary information, and we intend to continue exercising this control after consummation of the proposed acquisition. The efforts we will take to protect such proprietary rights may not be sufficient or effective. Third parties may infringe or misappropriate the UOL trademarks and similar proprietary rights. If we are unable to protect such proprietary rights from unauthorized use, the UOL brand image may be harmed and our business after the proposed transaction may suffer. In addition, protecting intellectual property and other proprietary rights will be expensive and time consuming. Any increase in the unauthorized use of UOL’s intellectual property could adversely affect our results of operations and cash flows after consummation of the proposed acquisition.

We may be unable to hire and retain sufficient qualified personnel, and the loss of any personnel could adversely affect us.

Our ability to successfully operate the UOL business after consummation of the proposed acquisition depends on the ability to hire and retain, as needed, key personnel, many of whom have significant experience in UOL’s industry and whose expertise is required to successfully manage and operate the UOL business. There is substantial and continuous competition for highly skilled personnel. Workforce reductions, the proposed acquisition and any future acquisitions may affect our ability to retain or replace key personnel for the UOL business, harm employee morale and productivity or disrupt our business. Key personnel in the UOL business may depart because of issues relating to uncertainty or a desire not to remain with us following a workforce reduction, change in business strategy or acquisition. Finally, the loss of any of key personnel in the UOL business could impair our ability to execute our business strategy or otherwise have a material adverse effect on us after the proposed transaction.

If there are events or circumstances affecting the reliability or security of the Internet, access to the websites related to the UOL business and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations after consummation of the proposed acquisition.

Despite the implementation of security measures, our website infrastructure and the website infrastructure of UOL may be vulnerable to computer viruses, hacking or similar disruptive problems caused by customers, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to the customers of the UOL products and services. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in our computer system, which may deter individuals from becoming customers. Although UOL has implemented security measures and we will maintain and supplement these measures, there can be no assurance that any such measures would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to customers, which could have a material adverse effect on our business, financial condition and results of operations after consummation of the proposed acquisition.

After consummation of the proposed acquisition, the UOL business will continue to process, store and use personal information and other data, which will subject us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

After consummation of the proposed acquisition, the UOL business will continue to receive, store and process personal information and other customer data, and UOL enables customers to share their personal information with each other and with third parties. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other customer data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We will generally comply with industry standards and will be subject to the terms of privacy policies and privacy-related obligations to third parties. We will strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or UOL’s practices. Any failure or perceived failure to comply with UOL’s privacy policies, privacy-related obligations to customers or other third parties, or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause customers to lose trust in us, which could have an adverse effect on our business after the proposed transaction. Additionally, if third parties we work with, such as customers, vendors or developers, violate applicable laws or policies, such violations may also put our customers’ information at risk and could in turn have an adverse effect on our business.

Our ability to utilize UOL’s net operating loss and tax credit carryforwards in the future is subject to substantial limitations and may be further limited as a result of the proposed acquisition.

For U.S. federal income tax purposes, certain ownership changes can limit a corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income.

As a result of the proposed acquisition, such limitations will apply to our ability to utilize UOL’s net operating loss and tax credit carryforwards. These and other similar applicable limitations could result in increased future tax payments for us, which could have a material adverse effect on our business, financial condition or results of operations.

Acquisitions and strategic investments expose us to significant risks.

From time to time we may seek to acquire or make investments in companies, products or technologies that we believe complement or augment our existing business, product offerings or technology portfolio. Acquiring and integrating acquired assets into our business exposes us to certain risks.

Executing acquisition or investment transactions and assimilating personnel and operations from an acquired business may require significant attention and resources, which may divert the attention of our management and employees from day-to-day operations and disrupt our business. This may adversely impact our results of operations.

The costs associated with acquisitions may be significant, whether or not the acquisition transaction is successfully concluded. As a result, acquisition activities may reduce the amount of capital available to fund our business. To purchase another company, we may issue additional equity securities, which could dilute the value of our stockholders’ shares. Acquisitions may result in the assumption of additional liabilities or debt, including unanticipated liabilities, or charges to earnings for such items as amortization of purchased intangibles or in-process research and development expenses. Such liabilities, indebtedness or charges could result in material and adverse impact with respect to our financial condition and results of operations. Acquisitions and strategic investments may also lead to substantial increases in non-current assets, including goodwill. Write-downs of these assets due to unforeseen business developments may materially and adversely impact our financial condition and results of operations.

Despite our best efforts, we may fail to realize the anticipated benefits of acquisitions or investments we make, which could have a material adverse effect on our financial condition and results of operations.

Litigation may distract us from operating our business.

Litigation that may be brought by or against us could cause us to incur significant expenditures and distract our management from the operation of our business, including UOL’s business after consummation of the proposed acquisition. Furthermore, there can be no assurance that we would prevail in such litigation or resolve such litigation on terms favorable to us, which may adversely affect our financial results and operations.

Risks Related to Investments in our Securities

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We intend to use the net proceeds from this offering to fund in part the cash consideration payable to the stockholders of UOL in connection with our proposed acquisition thereof. In the event that the acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of or investment in other businesses, services and technologies that are complementary to our own. In general, our management will have broad discretion in the application of the net proceeds from this offering and could spend the net proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Our stock price may be volatile, and your investment in our stock could suffer a decline in value.

Factors which could have a significant impact on the market price of our common stock include, but are not limited to, the following:

•	quarterly variations in operating results;

•	announcements of new services by us or our competitors, including entities that may become competitors as a result of consummation of the proposed acquisition;

•	the gain or loss of significant customers;

•	changes in analysts’ earnings estimates;

•	rumors or dissemination of false information;

•	pricing pressures;

•	short selling of our common stock;

•	litigation and government inquiries;

•	general conditions in the market;

•	political and/or military events associated with current worldwide conflicts; and

•	events affecting other companies that investors deem comparable to us.

These and other external factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. Volatility in the market price of our common stock could also subject us to securities class action litigation.

Future sales of our common stock could cause the market price for our common stock to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

The shares of our common stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act. This includes the shares of our common stock that may be acquired by Bryant R. Riley or his affiliates, which would be among our largest stockholders following this offering.

Our charter documents and Delaware law may deter potential acquirers and may depress our stock price.

Certain provisions of our charter documents and Delaware law, as well as certain agreements we have with our executives, could make it substantially more difficult for a third party to acquire control of us. Provisions in our Certificate of Incorporation, as amended, and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Certificate of Incorporation, as amended, allows us to issue shares of preferred stock (as discussed below) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Certificate of Incorporation, as amended. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Our Certificate of Incorporation, as amended, authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. Our Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price. As a result, these provisions may depress our stock price.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

We are providing the following unaudited pro forma condensed financial information to aid you in your analysis of the financial aspects of the acquisition of UOL.

The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of B. Riley and the consolidated historical balance sheet of UOL, each as of December 31, 2015, giving effect to the disposal by UOL of its Commerce & Loyalty and Social Media segments and to the acquisition of UOL as if the acquisition occurred on December 31, 2015.

The following unaudited pro forma condensed consolidated statement of operations combines the consolidated historical statement of operations of B. Riley and the consolidated historical statement of operations of UOL, each for the year ended December 31, 2015, giving effect to the disposal by UOL of its Commerce & Loyalty and Social Media segments and to the acquisition of UOL as if the acquisition occurred on January 1, 2015.

The historical consolidated financial statements of B. Riley and UOL have been prepared in accordance with generally accepted accounting principles in the UOL States (“GAAP”). The unaudited pro forma condensed consolidated financial statements included herein have been prepared in accordance with GAAP.

The historical financial information has been adjusted to give effect to the events that are related and/or directly attributable to the acquisition of UOL, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented within the unaudited pro forma condensed consolidated financial statements are preliminary and have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the acquisition of UOL by the Company.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed consolidated financial statements as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the combined companies will experience.

For a description of the planned acquisition of UOL by B. Riley, see “Prospectus Supplement Summary—Proposed Acquisition of United Online, Inc.” and “—Terms of Acquisition and Financing” above.

The acquisition of UOL will be accounted for using the purchase method of accounting in accordance with GAAP. Under this method of accounting, the net assets of UOL will be valued at fair value including tangible and intangible assets at the acquisition date.

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

AS OF DECEMBER 31, 2015

	B. RILEY FINANCIAL, INC. (a)	UNITED ONLINE, INC. (b)		PRO FORMA ADJUSTMENTS RELATED TO DISPOSALS (c)		PRO FORMA ADJUSTMENTS RELATED TO ACQUISITION	PRO FORMA TOTAL
	(Dollars in thousands, except par value)
Assets
Current assets:
Cash and cash equivalents	$30,012	$104,832	(3)	$11,807	(7)	(149,290)	$48,286
			(4)	17,122	(8)	$29,760
			(5)	(822)	(9)	(3,200)
					(10)	8,065
Restricted cash	51	—		—		—	51
Securities owned, at fair value	25,543	—		—	(10)	(8,659)	16,884
Accounts receivable, net	9,472	13,424	(1)	(7,473)		—	14,599
			(2)	(824)
Due from related parties	409	—		—		—	409
Advances against customer contracts	5,013	—		—		—	5,013
Inventory	—	6,878	(1)	(5,246)		—	1,632
Goods held for sale or auction	37	—		—		—	37
Prepaid expenses and other current assets	2,415	10,241	(1)	(957)		—	8,980
			(2)	(2,719)

Total current assets	72,952	135,375		10,888		(123,324)	95,891

Property and equipment, net	592	13,256	(1)	(3,740)		—	7,010
			(2)	(3,098)
Goodwill	34,528	46,660	(1)	(22,516)	(6)	(7,489)	53,244
			(2)	(16,655)	(7)	19,003
Other intangible assets, net	4,768	335	(1)	(71)	(7)	36,790	41,845
			(2)	(264)
Deferred income taxes	18,992	1,514	(2)	(1,339)	(7)	(14,715)	4,452
Other assets	588	1,070	(1)	(52)		—	1,429
			(2)	(177)

Total assets	$132,420	$198,210		$(37,024)		$(89,735)	$203,871

Liabilities
Current liabilities:
Accounts payable	$1,123	$8,460	(1)	$(690)		$—	$7,675
			(2)	(1,218)
Accrued payroll and related expenses	7,178	7,628	(1)	(1,796)		—	12,448
			(2)	(562)
Accrued value added tax payable	1,785	463	(2)	(463)		—	1,785
Accrued expenses and other liabilities	6,478	2,161	(1)	(258)		—	7,929
			(2)	(452)
Acquisition consideration payable	—	—		—	(7)	20,000	20,000
Due to related parties	166	—		—		—	166
Securities sold not yet purchased	713	—		—		—	713
Mandatorily redeemable noncontrolling interests	2,994	—		—		—	2,994
Member redemption liability	—	6,781	(1)	(6,781)		—	—
Deferred revenue	—	13,431	(1)	(224)		—	3,925
			(2)	(9,282)
Notes payable	272	—		—		—	272
Revolving credit facility—current portion					(8)	5,940	5,940
Contingent consideration—current portion	1,241	—		—		—	1,241

Total current liabilities	21,950	38,924		(21,726)		25,940	65,088

Member redemption liability	—	11,322	(1)	(11,322)		—	—
Revolving credit facilty - net of current portion	—	—		—	(8)	23,820	23,820
Deferred revenue	—	17	(1)	(17)		—	—
Deferred tax liabilities, net	—	4,621	(1)	(1,921)		—	2,132
			(2)	(568)
Other liabilities		5,706	(1)	(392)		—	5,314
Contingent consideration, net of current portion	1,150	—		—		—	1,150

Total liabilities	23,100	60,590		(35,946)		49,760	97,504

Equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	—	—		—		—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 16,448,119 issued and oustanding at December 31, 2015	2	1		—	(7)	(1)	2
Additional paid-in capital	116,799	222,164	(1)	(16,654)	(6)	(7,489)	117,046
			(2)	(12,531)	(7)	(212,756)
			(3)	11,807	(10)	(594)
			(4)	17,122
			(5)	(822)
Retained earnings (deficit)	(6,305)	(80,459)			(7)	80,459	(9,505)
					(9)	(3,200)
Accumulated other comprehensive income	(1,058)	(4,086)		—	(7)	4,086	(1,058)

Total stockholders’ equity	109,438	137,620		(1,078)		(139,495)	106,485
Noncontrolling interests	(118)	—		—			(118)

Total equity (deficit)	109,320	137,620		(1,078)		(139,495)	106,367

Total liabilities and equity (deficit)	$132,420	$198,210		$(37,024)		$(89,735)	$203,871

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2015

	B. RILEY FINANCIAL, INC. (a)	UNITED ONLINE, INC. (b)		PRO FORMA ADJUSTMENTS RELATED TO DISPOSALS (c)		PRO FORMA ADJUSTMENTS RELATED TO ACQUISITION	PRO FORMA TOTAL
	(Dollars in thousands, except share data)
Revenues:
Services and fees	$101,929	$145,597	(11)	$(38,022)		$—	$187,323
			(12)	(22,181)
Sale of goods and products	10,596	5,521	(12)	(688)		—	15,429

Total revenues	112,525	151,118		(60,891)		—	202,752

Operating expenses:
Direct cost of services	29,049	62,806	(11)	(22,970)		—	65,591
			(12)	(3,294)
Cost of goods sold	3,072	—		—		—	3,072
Technology and development	—	14,865	(11)	(2,745)		—	10,010
			(12)	(2,110)
Selling, general and administrative expenses	58,322	64,893	(11)	(11,817)	(13)	4,561	106,401
			(12)	(9,558)
Restructuring and other exit costs	—	1,468		—		—	1,468

Total operating expenses	90,443	144,032		(52,494)		4,561	186,542

Operating income	22,082	7,086		(8,397)		(4,561)	16,210

Other income (expense):
Interest income	17	448	(12)	(6)		—	459
Interest expense	(834)	—		—	(14)	(1,710)	(2,544)
Other income, net	—	932	(12)	(56)		—	876

Income before income taxes	21,265	8,466		(8,459)		(6,271)	15,001
Provision for income taxes	7,688	3,959	(11)	(643)	(15)	(2,485)	6,000
			(12)	(2,519)

Income from continuing operations	13,577	4,507		(5,297)		(3,786)	9,001
Income allocated to participating securities	—	1,162	(12)	(1,162)		—	—
Income attributable to noncontrolling interests	1,772	—		—		—	1,772

Income from continuing operations attributable to common stockholders	$11,805	$3,345		$(4,135)		$(3,786)	$7,229

Basic earnings per share	$0.73						$0.45
Diluted earnings per share	$0.73						$0.44
Weighted average basic shares outstanding	16,221,040						16,221,040
Weighted average dilted shares outstanding	16,265,915						16,265,915

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in ‘000’s)

NOTE 1—ACQUISITION

On May 4, 2016, B. Riley Financial, Inc. (“B. Riley”) entered into an agreement and plan of merger by and among Unify Merger Sub, Inc. and United Online, Inc. (“UOL”) to acquire all of the outstanding common stock of UOL. We believe that the acquisition is more likely than not to be completed, and the pro forma condensed consolidated balance sheet and pro forma condensed consolidated statement of operations have prepared as if the acquisition was completed using the purchase method of accounting in accordance with ASC 805, “Business Combinations”.

NOTE 2—PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma adjustments to the condensed combined balance sheet give effect to the acquisition of UOL as if the transaction had occurred on December 31, 2015. The pro forma adjustments to the condensed consolidated statements of operations for the year ended December 31, 2015 give effect to the acquisition of UOL as if the transaction had had been completed as the beginning of the period indicated. The pro forma financial statements were based on, and should be read in conjunction with, the financial statements indicated below. The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations and financial position would have been had the acquisition of UOL been completed on the dates indicated. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities or corporate overhead that will not be duplicated. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

Balance Sheet—December 31, 2015

a.	Derived from the audited balance sheet of B. Riley as of December 31, 2015 contained in the Form 10-K filed with the SEC on March 28, 2016.

b.	Derived from the audited balance sheet of UOL as of December 31, 2015 contained in the Form 10-K filed with the SEC on March 3, 2016.

c.	Represents certain assets and liabilities of UOL which are excluded from the acquisition as a result of the disposal of the Commerce & Loyalty and Social Media segments (the “Businesses”) of UOL as discussed in Notes (1) and (2) below. Amounts also include the net proceeds received and estimated expenses incurred in connection with the disposal of the Businesses as discussed in Notes (3) through (5) below.

(1)	On April 19, 2016, Classmates Media Corporation (“Seller One”), a Delaware corporation and wholly-owned subsidiary of UOL, completed the sale of all of the stock of its wholly-owned subsidiary, MyPoints.com, Inc., a Delaware corporation (“MyPoints”) (the Commerce & Loyalty Business), to Prodege, LLC, a California limited liability company (“Purchaser”), pursuant to the Stock Purchase Agreement, dated as of and entered into on April 19, 2016, by and among Purchaser, UOL and Seller One (the “My Points Agreement”).

The following assets and liabilities of UOL are excluded from the acquisition as a result of the disposal of MyPoints:

Accounts receivable, net	$7,473
Inventory	5,246
Prepaid expenses and other current assets	957
Property and equipment, net	3,740
Goodwill	22,516
Other intangibles, net	71
Other assets	52

Total Assets	$40,055

Accounts Payable	$690
Accrued payroll and related expenses	1,796
Accrued expenses and other liabilities	258
Member redemption liability—current	6,781
Deferred revenue—current	224
Member redemption liability—noncurrent	11,322
Deferred revenue—noncurrent	17
Deferred tax liabilities, net	1,921
Other liabilities	392
Additional paid-in capital	16,654

Total liabilities and equity	40,055

(2)	On March 31, 2016, Classmates International, Inc. (“Seller Two”), a Delaware corporation and subsidiary of UOL, and Ströer Content Group GmbH, a limited liability company organized under the laws of Germany (“Acquirer”) entered into a Share Purchase Agreement, dated March 31, 2016 (the “StayFriends Agreement”) regarding the sale of UOL’s European social media business. Pursuant to the StayFriends Agreement, Seller Two will sell to the Acquirer all of the shares of stock in the following entities: StayFriends GmbH, a German entity, Trombi Acquisition SARL, a French entity, Klassträffen Sweden AB, a Swedish entity, and Klassenfreunde.ch GmbH, a Swiss entity (collectively, the “Social Media Business”). The completion of the sale of the Social Media Business is subject to the satisfaction or waiver of certain conditions, including the absence of prohibitions preventing the consummation of the transaction under German antitrust laws. The completion of the sale of the Social Media Business is probable to be completed prior to the acquisition of UOL by B. Riley. As such, the assets and liabilities of Social Media Business have been excluded from the acquisition.

The following assets and liabilities of UOL are excluded from the acquisition as a result of the disposal of the Social Media Business.

Accounts receivable, net	$824
Prepaid expenses and other current assets	2,719
Property and equipment, net	3,098
Goodwill	16,655
Other intangibles, net	264
Deferred income taxes	1,339
Other assets	177

Total Assets	$25,076

Accounts Payable	$1,218
Accrued payroll and related expenses	562
Accrued value added taxes payable	463
Accrued expenses and other liabilities	452
Deferred revenue—current	9,282
Deferred tax liabilities, net	568
Additional paid-in capital	12,531

Total liabilities and equity	25,076

(3)	Reflects the approximately $11,807 of proceeds in cash received, net of post-closing price adjustments, for the sale of MyPoints pursuant to the terms of the MyPoints Agreement discussed in Note (1) above.

(4)	Reflects the approximately $17,122 of proceeds in cash estimated to be received for the sale of the Social Media Business in connection with the StayFriends Agreement discussed in Note (2) above.

(5)	Reflects the estimated expenses to be incurred by UOL in the amount of $822 in connection with the disposal of MyPoints and the Social Media Business.

(6)	Reflects the elimination of the historical goodwill of UOL in the amount of $7,489 that was assigned to the Communications Segment.

(7)	Reflects the acquisition of UOL based on preliminary consideration of $169,290, comprised of all cash to be paid upon closing. The pro forma purchase price adjustments are based on a preliminary valuation of assets and liabilities acquired, and is subject to future adjustment to the extent that additional information is obtained about the facts and circumstances that will exist on the acquisition date, and have been made solely for the purpose of providing the unaudited pro forma consolidated financial information presented herewith. Differences between these provisional estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the Company’s future results of operations and financial position.

The following table summarizes the estimated fair values of the assets acquired.

Total consideration	$169,290

Tangible assets acquired and assumed:
Cash	$132,939
Accounts Receivables	5,127
Inventory	1,632
Prepaid expenses and other assets	6,565
Property and equipment	6,418
Accounts payable	(6,552)
Accrued expenses and other liabilities	(6,721)
Deferred revenue	(3,925)
Deferred tax liabilities	(16,672)
Other liabilities	(5,314)
Customer list	35,290
Tradename	1,500
Goodwill	19,003

Total Assets	$169,290

The total consideration for the acquisition has been reflected as $149,290 paid in cash and $20,000 as acquisition consideration payable. Total consideration paid was allocated to the tangible and intangible assets and liabilities assumed based on estimates of their respective fair values at the date of acquisition with the remaining unallocated purchase price in the amount of $19,003 recorded as goodwill. The deferred tax liability is the result of tax attributes acquired from UOL and the tax effect of the customer list and tradename which is not expected to be deductible for income tax purposes. If this offering is successful, B. Riley expects to utilize proceeds from this offering to satisfy the acquisition consideration payable of $20,000 reflected in the pro forma condensed consolidated balance sheet.

Management is responsible for the valuation of net assets and considered a number of factors when estimating the fair values and estimated useful lives of acquired assets and liabilities.

(8)	Reflects the funds borrowed of $30,000, net of commitment fees of $240 (0.75% of the planned $32 million revolving credit facility), under a revolving credit facility that B. Riley expects to borrow to fund the acquisition of UOL. The $32 million revolving credit facility is expected to have a maturity in four years and bear interest at LIBOR plus 4.0% (with a 1% floor). Amounts due under the credit facility are expected to be reduced by $6 million per year.

(9)	Reflects the estimated expenses of $3,200 to be incurred by B. Riley and UOL in connection with the acquisition of UOL by B. Riley.

(10)	Reflects the reduction in securities owned by B. Riley (common stock of UOL) which had a fair value of $8,659 at December 31, 2015 and the corresponding estimated impact on cash of $8,065 and additional paid-in capital of $594 as a result of the acquisition of UOL based on the consideration in Note (7) above.

Statement of Operations—For the Year Ended December 31, 2015

a.	Derived from the audited statement of operations of B. Riley for the year ended December 31, 2015 contained in the Form 10-K filed with the SEC on March 28, 2016.

b.	Derived from the audited statement of operations of UOL for the year ended December 31, 2015 contained in the Form 10-K filed with the SEC on March 3, 2016.

c.	Represents certain revenues and expenses of UOL which are excluded from the acquisition as a result of the sale of (a) MyPoints pursuant to the MyPoints Agreement and (b) the Social Media Business of UOL pursuant to the StayFriends Agreement as discussed in (1) and (2) above.

(11)	The following revenue and expenses of UOL are excluded from the acquisition as a result of the disposal of MyPoints:

Revenues—Services and fees	$38,022
Direct cost of services	22,970
Technology and development	2,745
Selling, general and administrative expenses	11,817
Provision for income taxes	643

(12)	The following revenues and expenses of UOL are excluded from the acquisition as a result of the disposal of the Social Media Business:

Revenues—Services and fees	$22,181
Revenues—Sale of goods and products	688
Direct cost of services	3,294
Technology and development	2,110
Selling, general and administrative expenses	9,558
Interest income	6
Other income, net	56
Provision for income taxes	2,519
Income allocated to participating securities	1,162

(13)	Reflects the estimated amortization expense of intangible assets acquired. The estimated useful life of the tradename and customer list in Note (7) above is estimated to be 10 years and 8 years, respectively. Upon completion of the final valuation of assets, liabilities and intangible assets for the purchase accounting the estimated useful life of the intangible assets may change.

(14)	Reflects the estimated interest expense and amortization of commitment fees under the revolving credit facility discussed in Note (8) above.

(15)	Reflects the pro forma adjustment for the income tax provision of $2,485 for the year ended December 31, 2015 based on the tax impact of a combined federal and state tax rate of 40.0% on the consolidated pro forma income before income taxes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our future financial performance, the growth of the market for our services, expansion plans and opportunities and statements regarding our intended uses of the proceeds of the securities offered hereby. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would,” the negative of such terms or other comparable terminology. The statements we make regarding the following subject matters are forward-looking by their nature:

•	the proposed acquisition of UOL, including the amount of cost savings that we expect to realize and the timing of their realization; and

•	the unaudited pro forma financial information set forth herein.

The forward-looking statements contained in this prospectus supplement reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. Certain of these are important factors that could cause actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements, including, but not limited to:

•	the ability to complete the proposed acquisition, including obtaining United Online stockholder approval;

•	the ability to achieve expected cost savings or other acquisition benefits, in each case within expected time frames or at all;

•	volatility in our revenues and results of operations;

•	changing conditions in the financial markets;

•	our ability to generate sufficient revenues to achieve and maintain profitability;

•	the short term nature of our engagements;

•	the accuracy of our estimates and valuations of inventory or assets in “guarantee” based engagements;

•	competition in the asset management business;

•	potential losses related to our auction or liquidation engagements;

•	our dependence on communications, information and other systems and third parties;

•	potential losses related to purchase transactions in our auction and liquidations business;

•	the potential loss of financial institution clients;

•	potential losses from or illiquidity of our proprietary investments;

•	changing economic and market conditions;

•	potential liability and harm to our reputation if we were to provide an inaccurate appraisal or valuation;

•	potential mark-downs in inventory in connection with purchase transactions;

•	failure to successfully compete in any of our segments;

•	loss of key personnel;

•	our ability to borrow under our credit facilities as necessary;

•	failure to comply with the terms of our credit agreements;

•	our ability to realize the benefits of our acquisitions, including our ability to achieve anticipated opportunities and operating cost savings, and accretion to reported earnings estimated to result from acquisitions in the time frame expected by management or at all;

•	the effect of competition; and

•	our ability to meet future capital requirements.

The forward-looking statements contained in this prospectus supplement reflect our views and assumptions only as of the date of this prospectus supplement. You should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled “Risk Factors” beginning on page S-7.

USE OF PROCEEDS

We expect the net proceeds from the sale of the shares offered hereby to be approximately $         million (or $         million if the underwriter exercises its option to sell additional shares in full), after deducting underwriting commissions, as described in “Underwriting (Conflict of Interest),” and estimated offering expenses payable by us. We expect to use the net proceeds from the sale of the shares offered hereby to fund, together with the proceeds from an anticipated senior secured credit facility collateralized by the assets of UOL and/or cash on hand, the payment of the Per Share Merger Consideration in connection with the acquisition of UOL and to pay related fees and expenses. In the event that the acquisition is not consummated, we intend to use the net proceeds from the sale of the shares offered hereby for general corporate purposes, including the acquisition of or investment in other businesses, services and technologies and other general corporate expenses.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, investment-grade securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the common stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you hold the common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•	we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the common stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include US-source dividends and the gross proceeds from the sale or other disposition of stock that can produce US-source dividends. Payments of dividends that you receive in respect of common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold common stock through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of common stock could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of common stock effected at a United States office of a broker provided that either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption. Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of common stock under FATCA if you are presumed to be a United States person.

UNDERWRITING (CONFLICT OF INTEREST)

Under the terms and subject to the conditions to be set forth in an underwriting agreement by and between us and B. Riley & Co., LLC, as the underwriter, and Merriman Capital, Inc., as the qualified independent underwriter, the underwriter has agreed to sell, on a best efforts basis, the shares offered hereby.

Because the offering is being conducted on a best efforts basis, the underwriter is not obligated to sell any specific number or dollar amount of shares and is not required to purchase any shares that are not sold to the public in the offering. Completion of the offering is not contingent upon the sale of a minimum number of shares or the occurrence of any other event.

We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities. We have agreed to indemnify the qualified independent underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, incurred in connection with acting as a qualified independent underwriter.

At the closing of the offering, the underwriter will notify all prospective purchasers, directly or through a selected dealer, of the number of shares to be purchased. The underwriter will not purchase or otherwise take ownership of any shares. Purchasers of shares will be required to have an account either with the underwriter or with a selected dealer in order to purchase shares of our common stock in the offering. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Sell Additional Shares

We have granted the underwriter an option, exercisable no later than 30 calendar days after the date of the underwriting agreement, to sell an additional              shares of our common stock at the public offering price. The underwriter may exercise this option if it sells more than              shares. If this option is exercised, the underwriter will have the right to sell the number of shares in approximately the same proportion as set forth in the table above.

Commission and Expenses

We have agreed to pay the underwriter a commission equal to     % on the sales price of any and all shares sold in this offering, other than any shares sold to directors, officers, employees or consultants of ours.

The following table shows the per share and total underwriting commissions that we will pay to the underwriter and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to sell additional shares of our common stock.

	Per Share	Total Without Option Exercise	Total With Option Exercise
Public offering price	$	$	$
Underwriting commissions	$	$	$
Proceeds to B. Riley Financial, Inc., before expenses	$	$	$

We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting commissions, will be approximately $         .

No Sales of Similar Securities

Certain of our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

•	offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, shares of our common stock or any such securities which may be deemed to be beneficially owned by such officers and directors in accordance with the rules and regulations promulgated under the Exchange Act, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”));

•	enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, our common stock or securities convertible into or exercisable or exchangeable for our common stock; or

•	engage in any short selling of any Beneficially Owned Shares, our common stock or securities convertible into or exercisable or exchangeable for our common stock.

These restrictions terminate after the close of trading of the our common stock on and including the      days after the date of this prospectus supplement.

However, subject to certain exceptions, in the event that either:

•	during the last 17 days of the -day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the -day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the -day restricted period;

then in either case the expiration of the     -day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless the underwriter waives, in writing, such extension.

The underwriter may, in its sole discretion and at any time or from time to time before the termination of the     -day restricted period, without public notice, release all or any portion of the securities subject to lock-up agreements.

Listing

Our common stock is traded on the NASDAQ Capital Market under the symbol “RILY.”

Price Stabilization and Short Positions

Until the distribution of the shares of common stock is completed, SEC rules may limit the underwriter from bidding for and purchasing shares of our common stock.

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise make short sales of our common stock and may purchase our common stock in the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. The underwriter may close out any short position by purchasing shares in the open market. The underwriter may close out any short position by purchasing shares in the open market or exercising its option to sell additional shares of common stock. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. The underwriter may also engage in “stabilizing bids,” which are bids for or the purchase of our common stock on behalf of the underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of our common stock.

The underwriter’s purchases to cover short sales, as well as other purchases by the underwriter for its account, and stabilizing bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we, nor the underwriter, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriter’s websites and any information contained on any other website maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Conflict of Interest

B. Riley & Co., LLC, an underwriter in this offering, is an affiliate of BRF. Therefore, B. Riley & Co., LLC has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121(a)(2), which requires that a “qualified independent underwriter” as defined in FINRA Rule 5121(f)(5), participate in the preparation of the registration statement and prospectus and exercise its usual standards of due diligence in respect thereto. Merriman Capital, Inc. is assuming the responsibilities of acting as the qualified independent underwriter in this offering and is undertaking the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 of the Securities Act. For serving as qualified independent underwriter in connection with this offering, Merriman Capital, Inc. will receive a fee of $100,000 from BRF.

Affiliations

B. Riley & Co., LLC is our wholly-owned subsidiary and has in the past performed, and may in the future perform, investment banking, brokerage and other financial services for us or our affiliates for which they received, or will receive, advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in the amounts customary in the industry for these financial services.

Certain of our officers and directors, including Bryant R. Riley, our Chairman and Chief Executive Officer, and certain of his affiliates, may participate in this offering, subject to any required approvals. We anticipate that

such persons will purchase in the aggregate approximately              of the shares offered hereby. The acquisition of shares by certain of these officers and directors and their affiliates may not close until on or about the closing of the acquisition of UOL.

VALIDITY OF SECURITIES

The validity of the common stock being offered by this prospectus supplement will be passed upon by our counsel, Sullivan & Cromwell LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of B. Riley Financial, Inc. as of December 31, 2014 and December 31, 2015 and for each of the three years in the period ended December 31, 2015, included in the Annual Report on Form 10-K filed on March 28, 2016, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part, have been so incorporated by reference in reliance upon the reports of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including B. Riley Financial, Inc. You may also access our reports and proxy statements free of charge at our website, http:// www.brileyfin.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 28, 2016, including the information specifically incorporated by reference into the Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2016;

•	our Current Reports on Form 8-K filed with the SEC on March 28, 2016 (except in each case, any information that has been deemed to be “furnished” and not filed, and any exhibits related thereto); and

•	the description of our Common Stock contained in our Amendment to Registration Statement on Form S-3 (File No. 333-203534), filed under Section 12(g) of the Exchange Act on May 22, 2015, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: B. Riley Financial, Inc., 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California 91367, Attention: Investor Relations, telephone (818) 884-3737.

Annex A

B. Riley Financial, Inc. and Subsidiaries

Adjusted EBITDA Reconciliation

(Unaudited)

(dollars in thousands)

	Forecast for Period: Jan - July 2016
	Low	High
Operating Income	$8,150	$12,150
Depreciation & amortization	475	475
Stock based compensation	1,025	1,025
Restructuring and other exit costs	—	—
Litigation or dispute settlement charges	—	—
Transaction-related costs	500	500
Net-income attributable to non-controlling interests	(1,150)	(1,150)

Adjusted EBITDA	$9,000	$13,000

Note: Certain of the information set forth herein, including adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding depreciation and amortization, stock-based compensation, restructuring and other exit costs, litigation or dispute settlement costs , transaction-related costs, and net income attributable to non-controlling interests that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Adjusted EBITDA Reconciliation.”

B. RILEY FINANCIAL, INC.

PROSPECTUS

$50,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

UNITS

666,666 SHARES

OF COMMON STOCK

OFFERED BY THE SELLING STOCKHOLDERS

This prospectus relates to a primary offering by the Company and a secondary offering by selling stockholders.

In the primary offering, we may offer and sell from time to time the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, preferred stock or warrants. The aggregate initial offering price of the securities that we may offer through this prospectus will be up to $50,000,000.

We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer the securities independently or together in any combination for sale directly to purchasers, through one or more underwriters, dealers or agents, or through underwriting syndicates managed or co-managed by one or more underwriters, to be designated at a future date, on a continuous or delayed basis.

This prospectus also relates to the offer and resale by certain of the selling stockholders identified herein of up to 666,666 shares of our common stock, par value $0.0001 per share, 333,333 shares of which were issued on February 2, 2015 pursuant to a Purchase Agreement, dated as of January 2, 2015 (the Purchase Agreement) to the Members (as defined in the Purchase Agreement) and up to an additional 333,333 shares which may be issued to the Members on the first and second anniversary dates of the closing subject to satisfaction of certain conditions set forth in the Purchase Agreement. The selling stockholders may sell the shares of common stock on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock hereunder.

The selling stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

Our common stock is traded on the OTC Bulletin Board (OTCBB) under the symbol “RILY.” On May 18, 2015, the last reported sales price for our common stock as quoted on the OTCBB was $11.10 per share.

On March 12, 2015, the aggregate market value of our outstanding common stock held by non-affiliates was $83,150,774.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 1 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 2, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time. In addition, the selling stockholders named in this prospectus may from time to time sell up to 666,666 shares of our common stock in one or more transactions. For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “B. Riley,” “we,” “us” or “our” refer to the combined business of B. Riley Financial, Inc. and all of its subsidiaries.

ii

ABOUT B. RILEY FINANCIAL, INC.

We are a leading independent investment bank with offices in Los Angeles, Orange County, San Francisco and New York providing corporate finance, research, sales and trading services to corporate, institutional and high net worth clients. We are also a leading provider of asset disposition, valuation and appraisal services to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms throughout the United States, Canada and Europe. We operate our business in three segments: capital markets services; auction and liquidation solutions; and valuation and appraisal services. Our capital markets segment provides investment banking, corporate finance, research, sales and trading services to corporate, institutional and high net worth clients. The divisions in our auction and liquidation segment assist clients in maximizing return and recovery rates through the efficient disposition of assets and provide clients with capital advisory and financing services. Such assets include multi-location retail inventory, wholesale inventory, trade fixtures, machinery and equipment, intellectual property and real property. Our valuation and appraisal services segment provides our clients with independent appraisals in connection with asset based loans, acquisitions, divestitures and other business needs.

Our principal executive offices are located at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California 91367, and the telephone number at our principal executive office is (818) 884-3737. Our website addresses are http://www.greatamerican.com and http://www.brileyfin.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled “Risk Factors.”

We operate in a very competitive and rapidly-changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this prospectus speak only as of the date hereof, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

DETERMINATION OF OFFERING PRICE

The terms of any particular offering by us, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the securities for capital expenditures, working capital and other general corporate purposes. Pending any specific application, we may initially invest the net proceeds in short-term marketable securities.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	debt securities; and

•	units of common stock, preferred stock, warrants or debt securities, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

Our Certificate of Incorporation, as amended, provides that we are authorized to issue 145,000,000 shares of capital stock. Our authorized capital stock is comprised of 135,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of serial preferred stock, par value $0.0001 per share.

The following description is a summary of the material terms of our capital stock and certain provisions of our Certificate of Incorporation, as amended, and Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find Additional Information.”

Common Stock

We are authorized to issue up to 135,000,000 shares of our common stock, par value $0.0001 per share.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

Interested Stockholder Transactions

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaws

Provisions in our Certificate of Incorporation, as amended, and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Restated Certificate of Incorporation allows us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

Our Certificate of Incorporation, as amended, authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We will file forms of these documents as exhibits to an amendment to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

Forms of indentures will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

•	title;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	maturity date;

•	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	terms of the subordination of any series of subordinated debt;

•	place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	procedures for any auction or remarketing, if any;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms to be filed as exhibits to an amendment to the registration statement of which this prospectus is a part will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate. In addition, the terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures to be filed as exhibits to an amendment to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, and our failure continues for 90 days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the indenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the indenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indentures

We and the indenture trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

•	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;

•	to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts hereunder;

•	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the trust indenture act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•	to modify, eliminate or add to any of the provisions of the indenture;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not materially affect the interest of any other holder of debt securities;

•	to secure any series of security; and

•	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, we and the trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

•	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;

•	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities; or

•	modify any of the above provisions.

Discharge

Each indenture to be filed as an exhibit to an amendment to the registration statement will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the indenture trustee;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	the terms of any unit agreement governing the units;

•	the provisions for the payment, settlement, transfer or exchange of the units;

•	material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find Additional Information.”

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to an aggregate of 666,666 shares of our common stock, of which 333,333 shares of our common stock were issued to certain of the selling stockholders pursuant to the Purchase Agreement, and up to an additional 333,333 shares of our common stock which may be issued to certain of the selling stockholders pursuant to the Purchase Agreement, subject to satisfaction of certain conditions set forth therein.

Pursuant to the Registration Rights Agreement entered into in connection with, and at the closing of transaction contemplated by, the Purchase Agreement (PA Registration Rights Agreement), the Members (as defined in the Purchase Agreement) have the right to register their shares for resale on the registration statement of which this prospectus forms a part under the Securities Act. We have also agreed to cause this registration statement to become effective and to keep such registration statement effective within and for the time periods set forth in the PA Registration Rights Agreement.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in this Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholders as of the dates represented in the footnotes accompanying the table. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

We have been advised, as noted in the footnotes in the table below, that none of the selling stockholders is a broker-dealer and that certain of the selling stockholders are affiliates of a broker-dealer and/or underwriter. Those selling stockholders have informed us that they bought or acquired, as applicable, our securities in the ordinary course of business, and that none of these selling stockholders had, at the time of their purchase or acquisition, as applicable, of our securities, any agreements or understandings, directly or indirectly, with any person to distribute such securities. Nonetheless, as noted in the footnotes in the table below, certain of the selling stockholders have sold or otherwise disposed of some or all of our securities purchased pursuant to the Private Placement.

The following table and footnote disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after April 15, 2015 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us, that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all shares of common stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some, all or none of their shares of common stock being offered in the offering.

Selling Stockholder	Broker-dealer / Broker-dealer Affiliate	Footnote, if any		Shares of Common Stock Beneficially Owned Before This Offering	Percentage of Outstanding Common Stock Beneficially Owned Before This Offering (1)	Shares of Common Stock Being Offered in This Offering	Shares of Common Stock Beneficially Owned upon Completion of This Offering (2)	Percentage of Outstanding Common Stock Beneficially Owned upon Completion of This Offering (1)(2)
Acquirors pursuant to the Purchase Agreement (3)
Mark Klein		§	(4)	175,730	1.08%	166,667	9,063		*
Debra Klein			(5)	166,666	1.02%	166,666	0		*
Michael Kramer		§	(6)	333,333	2.04%	333,333	0		*

*	Less than 1%.
§	The selling stockholder is an employee of the Company and may be deemed an affiliate of a broker-dealer.
(1)	Percentage ownership is based on a denominator equal to the sum of (i) 16,301,940 shares of our common stock outstanding as of April 15, 2015 and (ii) the number of shares of common stock issuable upon exercise or conversion of convertible securities beneficially owned by the applicable selling stockholder.
(2)	Assumes that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.
(3)	All information regarding investors under the Purchase Agreement (“Purchase Agreement”), entered into in connection with the acquisition of MK Capital Advisors, LLC (“MK Capital”) is provided as of April 15, 2015.
(4)	The selling stockholder is an employee of the Company. 166,667 shares of our common stock are contingent consideration which may become payable in connection with the acquisition of MK Capital, subject to satisfaction of certain conditions set forth in the Purchase Agreement. Includes the following securities that are not being offered in the offering: 9,063 shares of our common stock held of record by the selling stockholder.
(5)	166,666 shares of our common stock were transferred from Mark Klein to Debra Klein pursuant to a letter, dated as of March 13, 2015. The selling stockholder is married to an employee of the Company.
(6)	The selling stockholder is an employee of the Company. 166,666 shares of our common stock are contingent consideration which may become payable in connection with the acquisition of MK Capital, subject to satisfaction of certain conditions set forth in the Purchase Agreement.

As described above, we have certain contingent payment obligations to the Members pursuant to the Purchase Agreement.

The Members in the Purchase Agreement have ongoing registration rights pursuant to the terms of the PA Registration Rights Agreement relating to the securities issued to them pursuant to the Purchase Agreement.

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

Securities Offered by the Selling Stockholders

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the Securities and Exchange Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered pursuant to the registration statement of which this prospectus forms a part to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (Exchange Act).

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Any selling stockholder may sell some, all or none of the shares of common stock to be registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

LEGAL MATTERS

Morrison & Foerster LLP, San Diego, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2014, 2013 and 2012, as stated in its report incorporated by reference into this prospectus, and such audited consolidated financial statements have been incorporated by reference into this prospectus in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. Our website addresses are http://www.greatamerican.com and http://www.brileyfin.com. We have not incorporated by reference into this prospectus the information on our websites, and you should not consider it to be a part of this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus, you should refer to the complete registration statement, its exhibits and the information incorporated by reference in the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	Our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015, as amended by the amended annual report on Form 10-K/A for the year ended December 31, 2014, filed with the SEC on April 30, 2015;

•	Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the SEC on May 7, 2015; and

•	Our current reports on Form 8-K filed with the SEC on January 22, 2015, February 18, 2015 and March 16, 2015.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

These reports and documents can be accessed free of charge on our websites at www.greatamerican.com and www.brileyfin.com by clicking on “About Us —Investor Relations” and then clicking on “Financial Reports and SEC Filings.” We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Please send written requests to:

21860 Burbank Boulevard, Suite 300

South Woodland Hills, California 91367

Attn.: Chief Financial Officer

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

             Shares

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley & Co., LLC

May     , 2016